EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES 2013 OPERATING RESULTS,
4.8% DIVIDEND INCREASE AND 2014 FINANCIAL OUTLOOK

Houston, TEXAS (January 30, 2014) – Camden Property Trust (NYSE: CPT) today announced operating results for the three and twelve months ended December 31, 2013.

Funds from Operations (“FFO”)
FFO for the fourth quarter of 2013 totaled $1.08 per diluted share or $96.9 million, as compared to $0.97 per diluted share or $85.9 million for the same period in 2012.  FFO for the twelve months ended December 31, 2013 totaled $4.11 per diluted share or $368.3 million, as compared to $3.62 per diluted share or $313.3 million for the same period in 2012.

FFO for the twelve months ended December 31, 2013 included: a $5.1 million or $0.06 per diluted share impact from a promoted equity interest recognized in conjunction with the sale of joint venture properties; a $1.0 million or $0.01 per diluted share impact from non-recurring fee income; and a $0.7 million or $0.01 per diluted share gain on sale of undeveloped land.  FFO for the twelve months ended December 31, 2012 included a $2.1 million or $0.02 per diluted share charge related to the redemption of perpetual preferred operating partnership units.

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported EPS of $130.0 million or $1.46 per diluted share for the fourth quarter of 2013, as compared to $142.2 million or $1.60 per diluted share for the same period in 2012.  EPS for the three months ended December 31, 2013 included a $91.1 million or $1.03 per diluted share gain on sale of discontinued operations and a $3.2 million or $0.04 per diluted share gain on sale of unconsolidated joint venture properties.  EPS for the three months ended December 31, 2012 included: a $17.2 million or $0.20 per diluted share gain on acquisition of controlling interests in joint ventures; an $82.5 million or $0.94 per diluted share gain on sale of discontinued operations; and a $14.5 million or $0.17 per diluted share gain on sale of unconsolidated joint venture properties.

For the twelve months ended December 31, 2013, Camden reported net income attributable to common shareholders of $336.4 million or $3.78 per diluted share, as compared to $283.4 million or $3.30 per diluted share for the same period in 2012.  EPS for the twelve months ended December 31, 2013 included: a $182.2 million or $2.06 per diluted share gain on sale of discontinued operations; a $16.3 million or $0.18 per diluted share gain on sale of unconsolidated joint venture properties; a $5.1 million or $0.06 per diluted share impact from a promoted equity interest recognized in conjunction with the sale of joint venture properties; a $1.0 million or $0.01 per diluted share impact from non-recurring fee income; and a $0.7 million or $0.01 per diluted share gain on sale of undeveloped land.  EPS for the twelve months ended December 31, 2012 included: a $57.4 million or $0.67 per diluted share gain on acquisition of controlling interests in joint ventures; a $115.1 million or $1.34 per diluted share gain on sale of discontinued operations; a $17.4 million or $0.20 per diluted share gain on sale of unconsolidated joint venture properties; and a $2.1 million or $0.02 per diluted share charge related to the redemption of perpetual preferred operating partnership units.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same-Property Results
For the 41,150 apartment homes included in consolidated same-property results, fourth quarter 2013 same-property net operating income (“NOI”) increased 6.4% compared to the fourth quarter of 2012, with revenues increasing 4.8% and expenses increasing 1.9%.  On a sequential basis, fourth quarter 2013 same-property NOI increased 2.4% compared to the third quarter of 2013, with revenues increasing 0.5% and expenses declining 2.9% compared to the prior quarter.  On a full-year basis, 2013 same-property NOI increased 6.2%, with revenues increasing 5.1% and expenses increasing 3.1% compared to the same period in 2012.  Same-property physical occupancy levels for the combined portfolio averaged 95.8% during the fourth quarter of 2013, compared to 95.1% in the fourth quarter of 2012 and 95.4% in the third quarter of 2013.

The Company defines same-property communities as communities owned and stabilized since January 1, 2012, excluding properties held for sale.  A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.

Disposition Activity
Camden disposed of 8 wholly-owned apartment communities during the quarter for a total of $170.5 million: Camden Gardens, a 256-home community in Dallas, TX; Camden Springs, a 304-home community in Dallas, TX; Camden Fountain Palms, a 192-home community in Peoria, AZ; Camden Sierra, a 288-home community in Peoria, AZ; Camden Town Center, a 240-home community in Glendale, AZ; Camden Bay Pointe, a 368-home community in Tampa, FL; Camden Citrus Park, a 247-home community in Tampa, FL; and Camden Habersham, a 240-home community in Charlotte, NC.

The Company also disposed of two joint venture apartment communities during the quarter for a total of $68.7 million: Camden Westover Hills, a 288-home community in San Antonio, TX, and Camden Lakemont, a 312-home community in Richmond, TX.  Camden’s proportionate share of the gain on sale was $3.2 million.

For full-year 2013, Camden’s dispositions totaled $329.3 million of wholly-owned communities and $268.9 million of joint venture communities.

Development Activity
Construction began during the quarter at two new wholly-owned communities: The Camden in Los Angeles, CA, a $145 million project with 287 apartment homes; and Camden Victory Park in Dallas, TX, an $82 million project with 423 apartment homes.  The Company also commenced construction on Camden Miramar Phase IXB in Corpus Christi, TX, an $8 million 75-unit expansion of an existing community.

Construction continued at 10 additional wholly-owned development communities: Camden NOMA in Washington, DC, a $110 million project with 320 apartment homes which is currently 10% leased; Camden Lamar Heights in Austin, TX, a $47 million project with 314 apartment homes; Camden Flatirons in Denver, CO, a $78 million project with 424 apartment homes; Camden Glendale in Glendale, CA, a $115 million project with 303 apartment homes; Camden Boca Raton in Boca Raton, FL, a $54 million project with 261 apartment homes; Camden Paces in Atlanta, GA, a $110 million project with 379 apartment homes; Camden La Frontera in Round Rock, TX, a $36 million project with 300 apartment homes; Camden Foothills in Scottsdale, AZ, a $50 million project with 220 apartment homes; Camden Hayden in Tempe, AZ, a $48 million project with 234 apartment homes; and Camden Gallery in Charlotte, NC, a $58 million project with 323 apartment homes.

Lease-up continued during the quarter at Camden South Capitol in Washington, DC, an $88 million joint venture project with 276 apartment homes which is currently 64% leased.  Construction continued at two other joint venture development communities: Camden Waterford Lakes in Orlando, FL, a $40 million project with 300 apartment homes which is currently 41% leased; and Camden Southline in Charlotte, NC, a $48 million project with 266 apartment homes.

Quarterly Dividend Declaration
Camden’s Board of Trust Managers declared a first quarter 2014 dividend of $0.66 per common share, which is a 4.8% increase over the Company’s prior quarterly dividend of $0.63 per share.  The dividend is payable on April 17, 2014 to holders of record as of March 31, 2014.  In declaring the dividend, the Board of Trust Managers considered a number of factors, including the Company’s past performance and future prospects, as described in this release.

Earnings Guidance
Camden provided initial earnings guidance for 2014 based on its current and expected views of the apartment market and general economic conditions.  Full-year 2014 FFO is expected to be $4.10 to $4.30 per diluted share, and full-year 2014 EPS is expected to be $1.44 to $1.64 per diluted share.  First quarter 2014 earnings guidance is $1.02 to $1.06 per diluted share for FFO and $0.37 to $0.41 per diluted share for EPS.  Guidance for EPS excludes gains on real estate transactions.

The midpoint of the Company’s initial 2014 earnings guidance assumes net dispositions of $200 million of wholly-owned assets and $450 million of joint venture assets during 2014, with a corresponding reduction in associated net fee and asset management income.  The net impact to 2014 FFO from these planned dispositions is approximately $0.07 per diluted share. Camden expects same-property revenue growth between 3.5% and 4.5%, expense growth between 3.25% and 4.25%, and NOI growth between 3.25% and 5.25%.

Camden intends to update its earnings guidance to the market on a quarterly basis.  Additional information on the Company’s 2014 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Friday, January 31, 2014 at 11:00 a.m. Central Time to review its fourth quarter and full-year 2013 results and discuss its outlook for future performance.  To participate in the call, please dial (888) 317-6003 (Domestic) or (412) 317-6061 (International) by 10:50 a.m. Central Time and enter passcode: 1713299, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com.  Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.  Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities.  Camden owns interests in and operates 170 properties containing 59,899 apartment homes across the United States.  Upon completion of 14 properties under development and the expansion of an existing community, the Company’s portfolio will increase to 64,328 apartment homes in 184 properties. Camden was recently named by FORTUNE® Magazine for the seventh consecutive year as one of the “100 Best Companies to Work For” in America, ranking #11.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
OPERATING DATA	2013	2012	2013	2012
Property revenues
Rental revenues	$177,795	$159,207	$683,362	$602,004
Other property revenues	26,522	24,591	105,489	96,314
Total property revenues	204,317	183,798	788,851	698,318

Property expenses
Property operating and maintenance	50,297	47,453	199,650	185,720
Real estate taxes	21,582	18,087	86,041	70,710
Total property expenses	71,879	65,540	285,691	256,430

Non-property income
Fee and asset management	2,873	2,773	11,690	12,345
Interest and other income (loss)	41	40	1,217	(710)
Income on deferred compensation plans	3,078	952	8,290	4,772
Total non-property income	5,992	3,765	21,197	16,407

Other expenses
Property management	5,196	6,152	21,774	21,796
Fee and asset management	1,288	1,580	5,756	6,631
General and administrative	9,209	9,816	40,586	37,528
Interest	24,162	25,487	98,129	104,246
Depreciation and amortization	55,878	50,556	214,395	194,673
Amortization of deferred financing costs	859	887	3,548	3,608
Expense on deferred compensation plans	3,078	952	8,290	4,772
Total other expenses	99,670	95,430	392,478	373,254

Gain on sale of land	-	-	698	-
Gain on acquisition of controlling interest in joint ventures	-	17,227	-	57,418
Equity in income of joint ventures	4,207	15,489	24,865	20,175
Income from continuing operations before income taxes	42,967	59,309	157,442	162,634
Income tax expense - current	(239)	(216)	(1,826)	(1,208)
Income from continuing operations	42,728	59,093	155,616	161,426
Income from discontinued operations	1,290	4,526	8,515	17,406
Gain on sale of discontinued operations, net of tax	91,101	82,527	182,160	115,068
Net income	135,119	146,146	346,291	293,900
Less income allocated to non-controlling interests from continuing operations	(1,128)	(1,811)	(4,022)	(4,459)
Less income, including gain on sale, allocated to non-controlling interests from discontinued operations	(3,995)	(2,169)	(5,905)	(3,200)
Less income allocated to perpetual preferred units	-	-	-	(776)
Less write off of original issuance costs of redeemed perpetual preferred units	-	-	-	(2,075)
Net income attributable to common shareholders	$129,996	$142,166	$336,364	$283,390

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$135,119	$146,146	$346,291	$293,900
Other comprehensive income
Reclassification of prior service cost and net loss on post retirement obligation	13	7	54	30
Unrealized loss and unamortized prior service cost on post retirement obligation	(99)	(409)	(99)	(409)
Comprehensive income	135,033	145,744	346,246	293,521
Less income allocated to non-controlling interests from continuing operations	(1,128)	(1,811)	(4,022)	(4,459)
Less income, including gain on sale, allocated to non-controlling interests from discontinued operations	(3,995)	(2,169)	(5,905)	(3,200)
Less income allocated to perpetual preferred units	-	-	-	(776)
Less write off of original issuance costs of redeemed perpetual preferred units	-	-	-	(2,075)
Comprehensive income attributable to common shareholders	$129,910	$141,764	$336,319	$283,011

PER SHARE DATA
Net income attributable to common shareholders - basic	$1.47	$1.63	$3.82	$3.35
Net income attributable to common shareholders - diluted	1.46	1.60	3.78	3.30
Income from continuing operations attributable to common shareholders - basic	0.46	0.65	1.70	1.81
Income from continuing operations attributable to common shareholders - diluted	0.46	0.64	1.69	1.79

Weighted average number of common and
common equivalent shares outstanding:
Basic	87,459	86,298	87,204	83,772
Diluted	88,686	88,020	88,494	85,556

Note:  Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
FUNDS FROM OPERATIONS	2013	2012	2013	2012

Net income attributable to common shareholders	$129,996	$142,166	$336,364	$283,390
Real estate depreciation from continuing operations	54,520	49,454	209,474	190,238
Real estate depreciation and amortization from discontinued operations	199	2,893	5,255	15,199
Adjustments for unconsolidated joint ventures	1,422	1,741	5,738	7,939
Income allocated to non-controlling interests	5,123	3,971	9,927	6,475
(Gain) on sale of unconsolidated joint venture properties	(3,245)	(14,543)	(16,277)	(17,418)
(Gain) on acquisition of controlling interests in joint ventures	-	(17,227)	-	(57,418)
(Gain) on sale of discontinued operations, net of tax	(91,101)	(82,527)	(182,160)	(115,068)
Funds from operations - diluted	$96,914	$85,928	$368,321	$313,337

PER SHARE DATA
Funds from operations - diluted	$1.08	$0.97	$4.11	$3.62
Cash distributions	0.63	0.56	2.52	2.24

Weighted average number of common and
common equivalent shares outstanding:
FFO - diluted	89,772	88,991	89,580	86,619

PROPERTY DATA
Total operating properties (end of period) (a)	170	193	170	193
Total operating apartment homes in operating properties (end of period) (a)	59,899	65,775	59,899	65,775
Total operating apartment homes (weighted average)	53,710	55,163	54,181	54,194
Total operating apartment homes - excluding discontinued operations (weighted average)	52,629	49,891	51,759	48,194

(a) Includes joint ventures and properties held for sale.

Note:  Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
	(In thousands)

(Unaudited)	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2013	2013	2013	2013	2012
ASSETS
Real estate assets, at cost
Land	$969,711	$967,121	$965,257	$949,244	$949,777
Buildings and improvements	5,629,904	5,596,754	5,552,095	5,404,616	5,389,674
	6,599,615	6,563,875	6,517,352	6,353,860	6,339,451
Accumulated depreciation	(1,643,713)	(1,619,325)	(1,604,402)	(1,552,499)	(1,518,896)
Net operating real estate assets	4,955,902	4,944,550	4,912,950	4,801,361	4,820,555
Properties under development, including land	472,566	438,968	393,694	339,848	334,463
Investments in joint ventures	42,155	43,338	44,630	45,260	45,092
Properties held for sale	-	58,765	-	14,986	30,517
Total real estate assets	5,470,623	5,485,621	5,351,274	5,201,455	5,230,627
Accounts receivable - affiliates	27,724	27,474	27,274	26,948	33,625
Other assets, net (a)	109,401	112,520	94,847	89,233	88,260
Cash and cash equivalents	17,794	4,707	6,506	59,642	26,669
Restricted cash	6,599	60,889	6,381	5,578	5,991
Total assets	$5,632,141	$5,691,211	$5,486,282	$5,382,856	$5,385,172

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,588,798	$1,721,998	$1,579,733	$1,538,471	$1,538,212
Secured	941,968	943,039	944,090	945,134	972,256
Accounts payable and accrued expenses	113,307	124,336	100,279	102,307	101,896
Accrued real estate taxes	35,648	50,247	36,863	20,683	28,452
Distributions payable	56,787	56,793	56,821	56,559	49,969
Other liabilities (b)	88,272	69,716	63,366	69,679	67,679
Total liabilities	2,824,780	2,966,129	2,781,152	2,732,833	2,758,464

Commitments and contingencies
Non-Qualified deferred compensation share awards	47,180	47,092	-	-	-

Equity
Common shares of beneficial interest	967	967	967	962	962
Additional paid-in capital	3,596,069	3,595,536	3,625,283	3,590,261	3,587,505
Distributions in excess of net income attributable to common shareholders	(494,167)	(571,935)	(574,286)	(590,831)	(598,951)
Treasury shares, at cost	(410,227)	(410,309)	(410,665)	(412,643)	(425,355)
Accumulated other comprehensive loss (c)	(1,106)	(1,021)	(1,035)	(1,048)	(1,062)
Total common equity	2,691,536	2,613,238	2,640,264	2,586,701	2,563,099
Non-controlling interests	68,645	64,752	64,866	63,322	63,609
Total equity	2,760,181	2,677,990	2,705,130	2,650,023	2,626,708
Total liabilities and equity	$5,632,141	$5,691,211	$5,486,282	$5,382,856	$5,385,172

(a) Includes:
net deferred charges of:	$14,497	$13,243	$14,008	$14,861	$15,635

(b) Includes:
deferred revenues of:	$1,886	$1,979	$1,336	$2,158	$2,521
distributions in excess of investments in joint ventures of:	$-	$-	$-	$9,718	$9,509
fair value adjustment of derivative instruments:	$-	$-	$-	($2)	($1)

(c) Represents the unrealized loss and unamortized prior service costs on post retirement obligations.

CAMDEN	2014 Financial Outlook
	as of January 30, 2014

(Unaudited)

2013 Reported FFO, Adjusted for Non-Routine Items and Year End Shares Outstanding
($'s and shares in thousands)
	Total	Per Share
2013 Reported FFO	$368,321	$4.11
Adjustments for 2013 non-routine items:
Less: Promoted equity interests	(5,120)	(0.06)
Less: Non-recurring fee income	(1,000)	(0.01)
Less: Gain on sale of properties, including land	(698)	(0.01)

2013 FFO adjusted for non-routine items	$361,503	$4.04

2013 Fully Diluted Weighted Average Shares Outstanding - FFO		89,580

December 31, 2013 Fully Diluted Weighted Average Shares Outstanding - FFO		89,750

2013 FFO Adjusted for Non-Routine Items and December 31, 2013 Fully Diluted Shares Outstanding - FFO		$4.03

2014 Financial Outlook

Earnings Guidance - Per Diluted Share
Expected FFO per share - diluted		$4.10 - $4.30

"Same Property" Communities
Number of Units		47,915
2013 Base Net Operating Income		$461 million
Total Revenue Growth		3.50% - 4.50%
Total Expense Growth		3.25% - 4.25%
Net Operating Income Growth		3.25% - 5.25%
Impact from 1.0% change in NOI Growth is approximately $0.051 / share

Impact from 2014 Revenue Enhancing Repositions included in Same Store Net Operating Income Guidance (a)		0.50%

Physical Occupancy		95%

Capitalized Expenditures
Recurring		$56 - $60 million
Revenue Enhancing Repositions (a)		$55 - $75 million

Acquisitions/Dispositions
Disposition Volume (consolidated on balance sheet)		$250 - $350 million
Disposition Volume (joint venture)		$100 - $450 million
Acquisition Volume (consolidated on balance sheet)		$50 - $150 million

Development
Development Starts (consolidated on balance sheet)		$150 - $300 million
Development Spend (consolidated on balance sheet)		$450 - $550 million

Non-Property Income
Non-Property Income, Net		$3 - $5 million
Includes: Fee and asset management income, net of expenses and
Interest and other income

Corporate Expenses
General and administrative expense (b)		$39 - $41 million
Property management expense		$22 - $24 million

Capital
Expected Capital Transactions		$250 - $350 million
Expensed Interest		$91 - $95 million
Capitalized Interest		$21 - $23 million

(a) Capital expenditures that improve a community's competitive position, typically kitchen and bath upgrades or other new amenities.
(b) Excludes any third party acquisition costs.

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document. Additionally, please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
	DEFINITIONS & RECONCILIATIONS
	(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shares computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income attributable to common shareholders	$129,996	$142,166	$336,364	$283,390
Real estate depreciation from continuing operations	54,520	49,454	209,474	190,238
Real estate depreciation and amortization from discontinued operations	199	2,893	5,255	15,199
Adjustments for unconsolidated joint ventures	1,422	1,741	5,738	7,939
Income allocated to non-controlling interests	5,123	3,971	9,927	6,475
(Gain) on sale of unconsolidated joint venture properties	(3,245)	(14,543)	(16,277)	(17,418)
(Gain) on acquisition of controlling interest in joint ventures	-	(17,227)	-	(57,418)
(Gain) on sale of discontinued operations, net of tax	(91,101)	(82,527)	(182,160)	(115,068)
Funds from operations - diluted	$96,914	$85,928	$368,321	$313,337

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted	88,686	88,020	88,494	85,556
FFO diluted	89,772	88,991	89,580	86,619

Net income attributable to common shareholders - diluted	$1.46	$1.60	$3.78	$3.30
FFO per common share - diluted	$1.08	$0.97	$4.11	$3.62

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income attributable to common shareholders (EPS). A reconciliation of the ranges provided for expected net income attributable to common shareholders per diluted share to expected FFO per diluted share is provided below:

	1Q14 Range		2014 Range
	Low	High	Low	High

Expected net income attributable to common shareholders per share - diluted	$0.37	$0.41	$1.44	$1.64
Expected real estate depreciation	0.62	0.62	2.56	2.56
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.05	0.05
Expected income allocated to non-controlling interests	0.01	0.01	0.05	0.05
Expected FFO per share - diluted	$1.02	$1.06	$4.10	$4.30

Note:  This table contains forward-looking statements.  Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income attributable to common shareholders	$129,996	$142,166	$336,364	$283,390
Less: Fee and asset management income	(2,873)	(2,773)	(11,690)	(12,345)
Less: Interest and other (income) loss	(41)	(40)	(1,217)	710
Less: Income on deferred compensation plans	(3,078)	(952)	(8,290)	(4,772)
Plus: Property management expense	5,196	6,152	21,774	21,796
Plus: Fee and asset management expense	1,288	1,580	5,756	6,631
Plus: General and administrative expense	9,209	9,816	40,586	37,528
Plus: Interest expense	24,162	25,487	98,129	104,246
Plus: Depreciation and amortization	55,878	50,556	214,395	194,673
Plus: Amortization of deferred financing costs	859	887	3,548	3,608
Plus: Expense on deferred compensation plans	3,078	952	8,290	4,772
Less: Gain on sale of land	-	-	(698)	-
Less: Gain on acquisition of controlling interests in joint ventures	-	(17,227)	-	(57,418)
Less: Equity in income of joint ventures	(4,207)	(15,489)	(24,865)	(20,175)
Plus: Income tax expense - current	239	216	1,826	1,208
Less: Income from discontinued operations	(1,290)	(4,526)	(8,515)	(17,406)
Less: Gain on sale of discontinued operations, net of tax	(91,101)	(82,527)	(182,160)	(115,068)
Plus: Income allocated to non-controlling interests from continuing operations	1,128	1,811	4,022	4,459
Plus: Income, including gain on sale, allocated to non-controlling interests from discontinued operations	3,995	2,169	5,905	3,200
Plus: Income allocated to perpetual preferred units	-	-	-	776
Plus: Write off of original issuance costs of redeemed perpetual preferred units	-	-	-	2,075
Net Operating Income (NOI)	$132,438	$118,258	$503,160	$441,888

"Same Property" Communities	$103,464	$97,196	$400,240	$376,864
Non-"Same Property" Communities	28,154	20,488	99,983	62,089
Development and Lease-Up Communities	(15)	(17)	(15)	(17)
Other	835	591	2,952	2,952
Net Operating Income (NOI)	$132,438	$118,258	$503,160	$441,888

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of discontinued operations, net of tax, and income (loss) allocated to non-controlling interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income attributable to common shareholders	$129,996	$142,166	$336,364	$283,390
Plus: Interest expense	24,162	25,487	98,129	104,246
Plus: Amortization of deferred financing costs	859	887	3,548	3,608
Plus: Depreciation and amortization	55,878	50,556	214,395	194,673
Plus: Income allocated to perpetual preferred units	-	-	-	776
Plus: Write off of original issuance costs of redeemed perpetual preferred units	-	-	-	2,075
Plus: Income allocated to non-controlling interests from continuing operations	1,128	1,811	4,022	4,459
Plus: Income, including gain on sale, allocated to non-controlling interests from discontinued operations	3,995	2,169	5,905	3,200
Plus: Interest expense from discontinued operations	-	-	-	36
Plus: Income tax expense - current	239	216	1,826	1,208
Plus: Real estate depreciation and amortization from discontinued operations	199	2,893	5,255	15,199
Less: Gain on acquisition of controlling interests in joint ventures	-	(17,227)	-	(57,418)
Less: Gain on sale of land	-	-	(698)	-
Less: Equity in income of joint ventures	(4,207)	(15,489)	(24,865)	(20,175)
Less: Gain on sale of discontinued operations, net of tax	(91,101)	(82,527)	(182,160)	(115,068)
EBITDA	$121,148	$110,942	$461,721	$420,209